Exhibit 99.1

CRH Medical Corporation
(the “Company”)

Annual General Meeting of Shareholders
(the “Meeting”)

June 13, 2019

REPORT OF VOTING RESULTS
(Pursuant to Section 11.3 of National Instrument 51-102 – Continuous Disclosure Obligations)

Common Shares represented at the Meeting:	47,049,469
Total issued and outstanding Common Shares as at Record Date:	71,471,888
Percentage of issued and outstanding Common Shares represented:	65.83%

1.	Election of Directors

By resolution passed by ballot, the following five nominees proposed by management were elected as directors of the Company to hold office until the next annual meeting of shareholders or until their successors are elected or appointed. Votes were received as follows:

Nominee	Votes For	% Votes For	Votes Withheld	% Votes Withheld
Dr. Anthony Holler	37,898,459	98.93%	411,314	1.07%
Dr. David Johnson	38,208,923	99.74%	100,850	0.26%
Todd Patrick	36,036,238	94.07%	2,273,535	5.93%
Ian Webb	34,207,027	89.29%	4,102,746	10.71%
Dr. Tushar Ramani	38,234,053	99.80%	75,720	0.20%

2.	Appointment of Auditor

By resolution passed by show of hands, KPMG LLP, Chartered Accountants, was appointed auditor of the Company for the ensuing year and the directors authorized to fix their remuneration.

Dated: June 13, 2019